OAK BROOK CAPITAL II, INC.

                                     and

                        AMERICAS POWER PARTNERS, INC.


                              ARTICLES OF MERGER

     Pursuant to the provisions of the Colorado Business Corporation Act (CRS 7-7-101, et seq., as amended) the undersigned corporations adopt the following Articles of MERGER:

     FIRST: Attached hereto as Exhibit A is the Plan of Merger of OAK BROOK CAPITAL II, INC., a Colorado corporation, and AMERICAS POWER PARTNERS, INC., a Delaware corporation, a copy of which has been mailed to all respective shareholders.

     SECOND: The Plan of Merger was duly adopted by the Boards of Directors of the respective corporations on August 17, 1999, and approved by the Board of Directors and Shareholders of OAK BROOK CAPITAL II, INC. on August 17, 1999, and by the shareholders of AMERICAS POWER PARTNERS, INC., on August 17, 1999, in the manner prescribed by the Delaware General Corporation Law. The number of shares voted for the Plan of Merger was, with respect to each corporation, sufficient for approval as set forth below.

(A) The number of shares of OAK BROOK CAPITAL II, INC. outstanding at the time of such adoption was 1,228,000, and the number of Shares entitled to vote thereon was:

1,228,000.

The number of shares of AMERICAS POWER PARTNERS, INC. outstanding at the time of such adoption was 776.4494, and the number of shares entitled to vote thereon was:

776.4494.

The designation and number of outstanding shares of each class entitled to vote thereon as a class were:

NONE.


(B) The number of shares voted for such Plan of Merger by OAK BROOK CAPITAL II, INC. was 1,105,200, and the number of shares voted against such Plan of Merger was:

NONE.

The number of shares voted for such Plan of Merger by AMERICAS POWER PARTNERS, INC., was 766.4494, and the number of shares voted against such Plan of Merger was:

NONE.


      IN WITNESS WHEREOF, the following persons have duly executed and verify these Articles of Merger this 17th day of August, 1999.


                              OAK BROOK CAPITAL II, INC.,
                              a Colorado corporation

Attest:


/s/ Gerard Werner             /s/ Mark T. Thatcher

_____________________         By:______________________
GERARD WERNER,                MARK T. THATCHER,
Secretary                     President


                              AMERICAS POWER PARTNERS, INC.,
                              a Delaware corporation

Attest:


/s/ Mark A. Margason          /s/ David W. Pequet

_____________________         By:______________________
MARK A. MARGASON,             DAVID W. PEQUET,
Secretary                     President